Exhibit 24.1

INTERNATIONAL COAL GROUP, INC.

POWER OF ATTORNEY

We, the undersigned directors of International Coal Group, Inc., a Delaware corporation (the “Company”), hereby severally constitute and appoint Bennett K. Hatfield and Bradley W. Harris, and each of them, our true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 31, 2010 and any and all amendments to said Annual Report, and generally to do all such things in our names and on our behalf in our capacities as directors to enable the Company to comply with the provisions of the Securities Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Annual Report any and all amendments.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have executed this power of attorney as of the 10th day of February, 2011.

/s/ Wilbur L. Ross, Jr.		/s/ Cynthia B. Bezik
Name:	Wilbur L. Ross, Jr.	Name:	Cynthia B. Bezik
Title:	Non-Executive Chairman of the Board of Directors and Director	Title:	Director

/s/ Maurice E. Carino, Jr.		/s/ William J. Catacosinos
Name:	Maurice E. Carino, Jr.	Name:	William J. Catacosinos
Title:	Director	Title:	Director

/s/ Stanley N. Gaines		/s/Bennett K. Hatfield
Name:	Stanley N. Gaines	Name:	Bennett K. Hatfield
Title:	Director	Title:	President, Chief Executive Officer and Director

/s/ Samuel A. Mitchell		/s/ Wendy L. Teramoto
Name:	Samuel A. Mitchell	Name:	Wendy L. Teramoto
Title:	Director	Title:	Director

/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer